SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Exhibit 16.1

October 6, 2010

Securities and Exchange Commission

450 Fifth Street, Northwest

Washington, D.C. 20549

Re:      Diamond Ranch Foods, Ltd.

                              Form 8-K

To the Securities and Exchange Commission:

Please be advised that we have been presented with a copy of the Form 8-K (File No. 000-51206) of Diamond Ranch Foods, Ltd. (“Registrant”) and have reviewed the same. We agree with the statements made by the Registrant in the Form 8-K.

We consent to the filing of this letter as Exhibit 16.1 to the Form 8-K.

Very truly yours,

/s/ Gruber & Company, LLC.

Gruber & Company, LLC.

St. Louis, MO